Exhibit 5.1

Tel-Aviv, February 13, 2026
Our file: 206073/0

SuperCom Ltd.
3 Rothschild Street
Tel Aviv 6688106
Israel

Re: Registration Statement on Form F-8

Ladies and Gentlemen:

We have acted as Israeli counsel to SuperCom Ltd., a corporation formed under the laws of Israel (the “Company”), and have examined the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,580,000 of its ordinary shares (the “Shares”), par value NIS 0.01 per share (the “ordinary shares”), issuable under the Company’s 2026 Israeli Share Option Plan (the “Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Memorandum of Association and Articles of Association, and such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued, paid for, if such payment is required by the applicable award agreement, and delivered pursuant to the terms and in the manner set forth in the Plan and any relevant agreements thereunder in the manner contemplated by the Registration Statement, and assuming that the Shares have been and remain duly reserved for issuance within the limits of the ordinary shares then remaining authorized but unissued, the Shares will be legally and validly issued, fully paid and nonassessable.

The opinions we express above are based upon a review only of those laws, statutes, rules, ordinances and regulations which, in our experience, a lawyer who is a member of the bar of the State of Israel exercising customary professional diligence would reasonably recognize as being applicable to the foregoing transactions. While certain members of this firm are admitted to practice in certain jurisdictions other than the State of Israel, in rendering the foregoing opinions we have not examined the laws and we do not express any opinion herein concerning any laws other than the internal laws of the State of Israel or consulted with members of this firm who are admitted in any other jurisdictions other than the State of Israel with respect to the laws of any other jurisdiction. Accordingly, the opinions we express herein are limited to matters involving the internal laws of the State of Israel.

In addition, the foregoing opinions are subject to (a) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

This opinion letter is being delivered by us in connection with the filing of the Registration Statement with the Commission. We do not render any opinions except as set forth above. We hereby consent to the inclusion of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement. In giving this consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.
Very truly yours,
/s/ S. FRIEDMAN, ABRAMSON & CO. S. FRIEDMAN, ABRAMSON & CO. Advocates